Exhibit 5.1

July 10, 2024

DiaMedica Therapeutics Inc.

301 Carlson Parkway, Suite 210
Minneapolis, Minnesota 55305

Ladies and Gentlemen:

We have acted as counsel to DiaMedica Therapeutics Inc., a corporation existing under the laws of British Columbia, Canada (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), as originally filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof, with respect to the Company’s registration of the resale, from time to time, of up to 4,720,000 voting common shares, no par value, of the Company (the “Shares”), issued pursuant to Securities Purchase Agreements, as defined below, by the selling shareholders listed in the Registration Statement under “Selling Shareholders.” The Shares may be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein, and any prospectus supplement and pursuant to Rule 415 under the Act.

In connection with this opinion, we have examined the Company’s Notice of Articles; the Company’s Amended and Restated Articles, as currently in effect; resolutions adopted by the Board of Directors of the Company pertaining to the issuance of the Shares and the creation of an offering committee; resolutions adopted by the Offering Committee of the Board of Directors of the Company pertaining to the terms of the issuance of the Shares; the Registration Statement; the form of Securities Purchase Agreement, entered into by and among the Company and the purchasers party thereto (the “Securities Purchase Agreements”); the Registration Rights Agreement, dated as of June 28, 2024, by and among the Company and the purchasers party thereto; the Current Report on Form 8-K as filed by the Company with the SEC on June 26, 2024 regarding the Securities Purchase Agreements; and such other documents, records, certificates, memoranda and instruments as we have deemed necessary as a basis for this opinion.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

PUSHOR MITCHELL LLP

301-1665 Ellis Street, Kelowna, BC, Canada, V1Y 2B3

Ph: (250) 762-2108 Fax: (250) 762-9115

Whenever our opinion refers to securities of the Company issued as being "fully paid and non-assessable", such opinion indicates that the holder of such securities cannot be required to contribute any further amounts to the Company by virtue of its status as holder of such securities, either in order to complete payment for the securities, to satisfy claims of creditors or otherwise. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such securities or as to the adequacy of any consideration received.

On the basis of the foregoing, and in reliance thereon and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the laws of the Province of British Columbia, Canada and is based on these laws as in effect on the date hereof. We express no opinion herein as to any other statutes, rules or regulations. We express no opinion herein as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other provincial or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter has been prepared for your use in connection with the Company’s registration of the resale of the Shares. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Pushor Mitchell LLP